Exhibit 10.2

May 22, 2018

Dean Schorno

[Address omitted]

Re:  Offer and Employment Terms

Dear Dean:

Rigel Pharmaceuticals, Inc. (the Company) is pleased to offer you the position of Executive Vice President and Chief Financial Officer, reporting to me, Raul Rodriguez, on the following terms.  Please take the next few days to carefully review the terms and let us know if you have any questions.

If you accept this offer (the "Agreement"), your annual salary will be $400,000 (four hundred thousand dollars), less all required withholdings and any voluntary payroll deductions, which salary will be reviewed periodically.  In addition, you will be eligible for a company bonus target of 50% of base salary paid on achievement of Company goals. You will be eligible for the Company’s standard benefits, including medical insurance, vacation, sick leave, and holidays.  Additionally, under the Company's Amended and Restated Severance Plan of 1/24/18, in the instance of a termination in the case of a change-in-control, you will qualify for a severance of 2.5x (salary + eligible bonus), vesting of all stock options, 1 year period to exercise options, and 1.5 years of COBRA, all under certain conditions, and in the absence of a change-in-control, you will qualify for a severance of 1 year (paid monthly), vesting of stock in the amount of that which would vest over the next year, a 2 year period to exercise options, and 1 year of COBRA, all under certain conditions. The Company may modify compensation and benefits from time to time, as it deems necessary.

Additionally, the Compensation Committee will grant you the following equity grant after commencement of your employment: an option to purchase (1) 167,500 (one hundred and sixty-seven thousand five hundred) shares of the Company's common stock, which has a four year vesting period initiated on your start-date, 1/4th (one-fourth) of the shares vest one year after your hire date, and 1/48th  (one forty-eighth) of the shares vest monthly thereafter over the next three years (“time-based option grant”), and (2) 83,750 (eighty-three thousand and seven hundred and fifty) shares of the Company’s common stock which will vest on achieving [*], and an additional 83,750 (eighty-three thousand and seven hundred and fifty) shares of the Company’s common stock which will vest on achieving [*] (“performance-based option grants”).  The strike price for the time-based and performance-based option grants shall be the same as the close price on NASDAQ, the day prior to the date that the Compensation Committee makes the grant.

Within 30 days of your date of hire, you will receive a sign-on bonus in the amount of $50,000 (fifty thousand dollars), less all required withholdings.  Should you voluntarily terminate employment less than 12 months from your date of hire, you agree to repay, in full, the sign-on bonus amount of $50,000.

This offer is contingent upon Rigel receiving successful results from a background check conducted on you by our third-party vendor.

As a Rigel employee, you will be expected to sign and comply with the Company Proprietary Information and Inventions Agreement, attached hereto as Exhibit 1, which prohibits unauthorized use or disclosure of Company proprietary information.   You will be responsible for all duties customarily associated with this position. You will work at our facility located at 1180 Veterans Boulevard, South San Francisco, California. Of course, the Company may change your position, duties and work location from time to time, as it deems necessary.

You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice.  This at-will employment relationship cannot be changed except in a writing signed by a Company officer.

You agree that, for one (1) year following the termination of your employment with the Company, you will not personally initiate or participate in the solicitation of any employee of the Company or any of its affiliates to terminate his or her relationship with the Company or any of its affiliates in order to become an employee for any other person or business entity.

To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies, whether of law or fact of any nature whatsoever  (including, but not limited to, all state and federal statutory and discrimination claims), with the sole exception of those disputes which may arise from your Proprietary Information and Inventions Agreement,  arising from or regarding  your  employment or the termination thereof, or the interpretation, performance, enforcement  or breach of this Agreement  shall be resolved  by confidential, final and binding arbitration under the then-existing Rules of Practice  and Procedure  of Judicial  Arbitration and Mediation  Services, Inc. (JAMS), which shall be conducted in San Francisco, California.

This Agreement, including Exhibit 1, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. It may not be amended or modified except by a written instrument signed by you and a duly authorized representative of the Company.   If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of California and shall be deemed drafted by both parties.  As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

We are very excited about your joining our team and being part of Rigel's plan for success.  As discussed, we expect your start date to be on May 29, 2018.  Please formalize your acceptance by providing us with your signature on this letter and the Exhibit 1.

Sincerely,

/s/ Raul Rodriguez

Raul Rodriguez

CEO, Rigel Pharmaceuticals, Inc.

Accepted:

 /s/ Dean Schorno

Dean Schorno

EXHIBIT 1

FORM OF EMPLOYEE CONFIDENTIALITY AND PROPRIETARY RIGHTS/INFORMATION AGREEMENT

In consideration of  my employment or continued employment by Rigel Pharmaceuticals,  Inc. (“Rigel”), and the compensation now and  hereafter paid to me, I  __________________________ hereby agree to the following terms  and conditions:

1.  NONDISCLOSURE

1.1  Recognition  of Rigel’s Rights; Nondisclosure. At all  times  during  my employment  at Rigel and thereafter, I will hold in strictest confidence and  will not disclose,  use,  lecture  upon  or publish  Rigel’s  Proprietary  Information  (defined below), except as such disclosure,  use  or  publication may be required in connection with my work for Rigel, or  unless  an officer  of Rigel expressly  authorizes such in writing. I will  obtain Rigel’s written approval before publishing or  submitting for  publication  any  material (written,  verbal,  or  otherwise)  that relates to  my work at Rigel and/or incorporates  any Proprietary  Information.  I  hereby  assign  to  Rigel  any rights I may have  or  acquire  in  such  Proprietary Information  and  recognize  that  all Proprietary  Information shall be the sole property of Rigel and its assigns.

1.2  Proprietary  Information.  The  term  “Proprietary  Information” shall mean any and all  confidential and/or proprietary knowledge,  data or information  of Rigel  and its affiliated entities.  By way  of  illustration  but not  limitation,  “Proprietary  Information”  includes  (a)  trade  secrets,  inventions,  ideas, processes, formulas, data,  programs, other works of authorship,  know-how, improvements,  discoveries, cell lines, chemical compounds,  developments,  designs and  techniques (hereinafter collectively  referred  to  as  “Inventions”); and  (b)  information regarding  plans  for  research,  development,  new  products,  marketing  and  selling,  business  plans,  budgets  and  unpublished  financial  statements,  licenses,  prices and  costs,  suppliers  and  customers;  and (c)  information  regarding  the  skills  and  compensation  of other contract workers placed at Rigel or employees of  Rigel. Notwithstanding  the foregoing,  it is understood  that, at all such  times, I am  free  to  use  information which  is generally  known  in  the  trade  or  industry, which  is  not  gained  as  result  of a breach  of  this  Agreement, and my own, skill, knowledge, know-how and experience to  whatever extent and in whichever way I wish.

1.3  Third  Party  Information.  I understand,  in addition, that Rigel  has received and in the future will receive from third parties confidential  or  proprietary  information  (“Third  Party Information”)  subject  to a  duty  on  Rigel’s  part  to  maintain  the  confidentiality  of  such  information  and to use it only for certain limited purposes.  During  the term of  my employment  at Rigel  and thereafter, I will hold Third  Party  Information  in  the  strictest  confidence and will  not disclose  to  anyone (other than Rigel personnel who need to know such information in connection with  their work  for Rigel)  or use, except in connection  with my work  for Rigel,  Third  Party  Information  unless  expressly  authorized in writing by an authorized representative of Rigel.

1.4  No Improper Use  of  Information  of  Prior  Work  Placements, Employers and Others.  During my employment at Rigel  I will  not  improperly  use  or  disclose  any confidential information  or  trade secrets,  if any, of any former  work placement,  employer  or any  other person to whom I have an obligation of confidentiality,  and I will  not bring onto the premises  of  Rigel  any unpublished  documents  or any property belonging to  any former work placement, employer or  any  other  person  to whom I have  an  obligation  of  confidentiality  unless  consented  to  in writing  by  that  former  wo r k  placement,  employer  or person. I will use in the performance  of my duties only information  which  is  generally  known and  used  by  persons  with  training  and  experience  comparable  to my own, which is common knowledge  in the  industry or  otherwise legally in the public domain, or which is otherwise  provided or developed by Rigel.

2.  ASSIGNMENT OF INVENTIONS.

2.1  Proprietary Rights.  The  term “Proprietary Rights”  shall  mean all trade secret,  patent,  copyright,  and other intellectual  property  rights throughout the world.

2.2  Prior  Inventions.  Inventions,  if  any,  patented  or  unpatented, which I made  prior  to  the  commencement of  my  employment  with  Rigel  are excluded  from  the  scope  of  this  Agreement.  To  preclude  any possible  uncertainty, I have  set  forth on  Exhibit B (Previous  Inventions)  attached  hereto a complete  list of  all  Inventions that I have, alone or jointly with others, conceived, developed  or reduced to practice or caused to be conceived,  developed  or reduced  to  practice  prior  to  the  commencement of  my  work placement with  Rigel,  that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement  (collectively  referred  to  as  “Prior  Inventions”).  If  disclosure  of  any  such Prior Invention would cause me to  violate any prior confidentiality  agreement, I understand  that I am not  to  list such  Prior  Inventions  in  Exhibit B but  am  only  to disclose a cursory  name  for  each  such  invention, a listing of the party(ies) to whom it belongs and the fact that  full disclosure  as to such inventions  has not been made for that reason.  A  space  is  provided  on  Exhibit B for  such  purpose.  If  no  such  disclosure  is attached, I represent  that there are no Prior Inventions. If,  in the course of my employment at Rigel, I incorporate a Prior Invention  into a Rigel product,  process  or machine,  Rigel is hereby  granted  and  shall  have a nonexclusive,  royalty-free,  irrevocable,  perpetual,  worldwide  license  (with  rights  to sublicense  through  multiple  tiers  of  sublicensees)  to  make,  have  made,  modify,  use  and  sell  such  Prior  Invention. Notwithstanding  the  foregoing, I agree  that I will  not incorporate,  or permit to be incorporated,  Prior Inventions  in any Rigel  Inventions without Rigel’s prior written consent.

2.3  Assignment  of  Inventions.  Subject  to Sections 2.4, and  2.6, I hereby  assign  and agree  to assign  in the future  (when  any such  Inventions  or Proprietary Rights are first conceived,  reduced to practice  or fixed in a tangible medium,  as  applicable)  to Rigel  all my right,  title and interest  in and to any and all Inventions  (and  all Proprietary  Rights with  respect  thereto) whether  or  not  patentable  or  registrable  under  copyright  or  similar  statutes,  made  or  conceived  or  reduced  to  practice or learned by me, either alone or  jointly with others, during the  period of my employment  with Rigel.  Inventions  assigned to Rigel, or  to a third  party  as  directed  by  Rigel  pursuant  to  this  Section  2,  are  hereinafter referred to as “Rigel Inventions.”

2.4  Nonassignable  Inventions.  This Agreement does not apply to  an Invention that qualifies fully as a nonassignable  Invention under Section 2870  of  the California  Labor Code  (hereinafter  “Section  2870”). I have  reviewed  the  notification  on  Exhibit A (Limited  Exclusion Notification)  and  agree  that  my  signature  acknowledges  receipt of the notification.

2.5  Obligation to Keep Rigel Informed.  During the period of my  employment  at Rigel and for twelve  (12) months  after  termination  of  my employment  at Rigel, I will  promptly  disclose  to  Rigel  fully and  in writing  all Inventions  authored,  conceived  or reduced to practice by me, either alone  or  jointly  with  others  that relate  to  Rigel’s field  of  business or to the work I  performed for Rigel during my employment at Rigel (“Related  Subsequent  Inventions”).  In addition, I will promptly  disclose  to Rigel all patent  applications  filed  by  me  or  on  my  behalf  within a year after  termination of employment  at Rigel  that claim  or  disclose  Related Subsequent  Inventions. At the  time  of  each  such  disclosure, I will  advise  Rigel  in writing  of  any  Inventions  that  I  believe  fully  qualify for  protection  under  Section  2870;  and I will at that  time  provide  to  Rigel  in  writing  all  evidence  necessary  to  substantiate  that belief.  Rigel will keep in confidence  and will not  use for any purpose or  disclose to  third parties without my consent any  confidential information  disclosed  in writing  to Rigel  pursuant  to  this  Agreement  relating to Inventions  that qualify fully for protection  under  the provisions of Section 2870. I will preserve the confidentiality  of any Invention that does not fully qualify for protection under Section 2870.

2.6  Government  or Third Party.  I also agree to assign  all my  right, title and interest in and to any particular Invention to a  third party,  including without limitation the United States, as directed by Rigel.

2.7  Works  for Hire.  I acknowledge  that all original works of  authorship which are made by me (solely or jointly with others) within  the  scope  of  my  employment at Rigel  and which  are  protectable  by  copyright  are  “works  made  for hire,”  pursuant  to United  States  Copyright Act (17 U.S.C., Section 101).

2.8  Enforcement  of  Proprietary Rights.  I  will assist  Rigel in  every proper way to obtain, and from time to time enforce, United States  and foreign Proprietary Rights relating to  Rigel Inventions in  any and all  countries.  To that end I will execute, verify and deliver such documents  and  perform  such  other  acts  (including  appearances  as a witness)  as  Rigel  may reasonably  request for  use  in  applying for,  obtaining,  perfecting,  evidencing,  sustaining  and  enforcing  such  Proprietary Rights and the assignment  thereof.  In addition, I will execute,  verify  and  deliver  assignments  of  such  Proprietary  Rights  to  Rigel  or  its  designee. My obligation  to  assist  Rigel  with  respect  to  Proprietary Rights  relating  to such  Rigel Inventions  in any and all countries  shall  continue beyond the termination  of my employment  at Rigel, but Rigel  shall compensate me at a reasonable  rate after my termination  for the  time actually spent by me at Rigel’s request on such assistance.

In the event Rigel is unable  for any reason, after reasonable  effort,  to  secure my signature  on any document  needed  in connection with  the  actions  specified in  the  preceding  paragraph, I hereby  irrevocably  designate  and appoint Rigel and its duly authorized  officers and agents  as my agent  and attorney  in fact, which  appointment  is  coupled  with  an interest,  to act for and  in my behalf  to execute, verify and file any  such documents and to  do all other lawfully permitted acts to further the  purposes  of  the  preceding  paragraph with  the  same legal force and  effect as if executed by me. I hereby waive and quitclaim to Rigel any  and all claims, of any nature whatsoever, which I now or may hereafter  have for infringement of any Proprietary Rights assigned  hereunder  to  Rigel.

3.  Records.  I  agree  to  keep  and maintain  adequate and current  records (in the form of notes, sketches, drawings and in  any other  form that  may  be  required  by  Rigel)  of  all  Proprietary  Information  developed  by me and all Inventions  made by me during  the period  of  my  employment at Rigel,  which records shall be available  to  and remain the sole property of Rigel at all times.

4.  Additional Activities.  I  agree  that  during  the period of my  employment at Rigel I will not, without Rigel’s express written consent,  engage  in  any  work  placement or employment  or  business  activity  which is  competitive with, or would otherwise conflict with, my  employment with Rigel. I agree further that for the period of my  employment  by Rigel and for one (l) year after the date of termination  of my employment  at Rigel I will not induce any employee of Rigel to  leave the employ of Rigel.

5.  No Conflicting Obligation.  I represent  that my performance of all the terms of this Agreement and as temporary contract worker or intern of Rigel does not and will not breach any agreement  to  keep  in  confidence  information  acquired  by me in confidence  or in trust prior  to my employment at Rigel. I have  not  entered  into,  and I agree  I  will  not  enter  into,  any agreement either  written  or  oral  in  conflict herewith.

6.  Return  of Rigel Documents.  When I leave  my employ  og Rigel, I will deliver  to Rigel any and all drawings,  notes,  memoranda,  specifications,  devices, formulas, samples, and documents, together with  all copies  thereof,  and any other material  containing  or disclosing  any  Rigel Inventions,  Third  Party  Information  or  Proprietary Information  of  Rigel. I further  agree  that  any property situated  on  Rigel’s premises and owned by Rigel, including  disks and other storage media,  filing cabinets  or other work areas, is subject  to  inspection  by  Rigel  personnel  at  any time with  or without  notice.  Prior  to  leaving,  I  will  cooperate with Rigel in completing and signing Rigel’s termination  statement.

7.  Legal  and Equitable  Remedies.  Because  my  services  are  personal and unique and because I may have access to and become  acquainted with the Proprietary  Information  of Rigel,  Rigel shall have  the  right  to  enforce  this Agreement and  any  of  its  provisions  by injunction,  specific  performance  or other equitable relief, without  bond  and without prejudice  to any other rights and remedies  that  Rigel  may have for a breach  of this Agreement.

8.  Notices.  Any  notices  required  or  permitted hereunder  shall be given to the appropriate  party at the address specified below or  at such other address as the party shall specify in writing.  Such notice shall be deemed given upon personal delivery to the appropriate address  or if sent by certified  or registered  mail, three (3) days after the date of  mailing.

9.  Notification  of New Work Placement.  In  the  event that I  leave  the employ  of Rigel, I hereby  consent  to the notification  of my  new work  placement  or employer  of my rights  and obligations  under  this Agreement.

10.  General Provisions.

10.1   Governing Law; Consent to  Personal Jurisdiction.  This  Agreement will be governed by and construed according to the laws of  the State of California, as such laws are applied  to agreements  entered  into and to be performed  entirely within California  between  California  residents. I hereby expressly consent to the personal jurisdiction of the  state and federal courts located in San  Mateo County, California for any  lawsuit  filed there  against me by Rigel arising  from or related  to this Agreement.

10.2  Severability.  In  case  any  one  or  more  of  the  provisions  contained in  this Agreement shall, for any reason, be held to be invalid,  illegal or  unenforceable in  any respect, such invalidity, illegality or  unenforceability shall not affect the other provisions  of this Agreement,  and this Agreement shall be construed as if  such invalid, illegal or unenforceable  provision  had  never  been  contained  herein.  If  moreover,  any  one  or  more  of  the  provisions  contained  in  this  Agreement  shall for any reason  be held to be excessively  broad  as to duration, geographical scope, activity or subject, it  shall be construed by  limiting and reducing it, so as to be  enforceable to the extent compatible  with the applicable law as it shall then appear.

10.3  Successors  and Assigns.  This Agreement will be binding  upon my heirs, executors,  administrators  and other legal representatives  and will be for the benefit of Rigel, its successors, and its assigns.

10.4  Survival.  The  provisions  of this Agreement  shall survive the  termination  of my work placement at Rigel and the assignment  of this  Agreement by Rigel to any successor in interest or other assignee.

10.5  Employment.  I  agree  and  understand  that  nothing  in  this  Agreement shall confer any right with respect to continuation of my  employment at Rigel, nor shall it interfere in any way with my right or  Rigel’s right to terminate  my employment  at Rigel at any time, with or  without cause.

10.6  Waiver.  No waiver  by Rigel of any breach of this Agreement  shall be a waiver of any preceding  or  succeeding  breach. No waiver  by Rigel  of  any right  under  this Agreement shall  be  construed  as  a  waiver of any other right. Rigel shall not be required to give notice to  enforce strict adherence to all terms of this Agreement.

10.7  Entire Agreement.  The obligations pursuant to  Sections 1 and  2  of  this Agreement  shall  apply  to  any  time  during which I was  previously  placed at Rigel, or am in the future placed at Rigel, by Rigel  as a consultant  if  no  other  agreement  governs  nondisclosure  and  assignment of  inventions during such period. No modification of  or  amendment  to this Agreement,  nor any waiver of any rights under this  Agreement, will be effective unless in writing and signed by the party to  be charged. Any subsequent change or  changes in my duties, salary or compensation  will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment at Rigel, namely:  ______________________

I HAVE READ THIS  AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY  FILLED OUT EXHIBIT B TO THIS AGREEMENT.

ACCEPTED AND AGREED:

Signature:
Name:
Dated:

RIGEL PHARMACEUTICALS, INC.

By:
Name & Title:

EXHIBIT A

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Rigel does not require you to assign or offer to assign to Rigel any invention that you developed entirely on your own time without using Rigel’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Rigel’s business, or actual or demonstrably anticipated research or development of Rigel;

(2) Result from any work performed by you for Rigel.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Rigel and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:
Name

WITNESSED:

By:
Dated:

EXHIBIT B

TO:  Rigel Pharmaceuticals, Inc.

FROM:    _______________________________________

DATE:   ____________________________________

SUBJECT:  Previous Inventions

1.    Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment at Rigel Pharmaceuticals, Inc. that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by Rigel Pharmaceuticals, Inc.:

□       No inventions or improvements.

□        See below:

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

□       Additional sheets attached.

2.   Due  to a prior  confidentiality  agreement, I cannot  complete  the  disclosure  under  Section 1 above with  respect  to  inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to  the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.
2.
3.

□        Additional sheets attached